Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS 2014 FIRST QUARTER EARNINGS
Diluted Earnings per Share of $0.53 for the Quarter

WATERBURY, Conn., April 17, 2014 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $47.8 million, or $0.53 per diluted share, for the quarter ended March 31, 2014 compared to $39.2 million, or $0.44 per diluted share, for the quarter ended March 31, 2013.

Highlights for the quarter or at March 31 include:

•	Earnings per diluted share, excluding security gains and one-time items, would be $0.50 compared to $0.45 a year ago.

•	Combined growth in commercial and commercial real estate loans of $975.7 million, or 15.9 percent, from a year ago. Overall loan growth of $992.7 million, or 8.3 percent, from a year ago.

•	Deposit growth of $416.1 million, or 2.9 percent, from a year ago.

•	An efficiency ratio of 60.34 percent improved by 182 basis points from a year ago. Positive operating leverage of 3.4 percent year over year.

•	Record net interest income of $155.3 million. Highest pre-tax income since the third quarter of 2004.

“Webster reported a solid first quarter performance as net income topped $50 million for the first time,” said James C. Smith, chairman and chief executive officer. “Commercial loan growth continues to lead the way, propelling net interest income to another new high. Transaction account balances grew, and asset quality improved further. Our continued loan growth reflects the gradually improving economy and our success in building deep, lasting customer relationships.”

Net interest income (compared to prior year)

•	Net interest income was $155.3 million compared to $145.8 million.

•	Net interest margin was 3.26 percent compared to 3.23 percent. The yield on interest-earning assets declined by 4 basis points, while the cost of funds declined by 6 basis points.

•	Average interest-earning assets totaled $19.5 billion and grew by $920.1 million, or 5.0 percent.

•	Average loans grew by $828.8 million, or 6.9 percent.

Provision for loan losses

•	The Company recorded a provision for loan losses of $9.0 million compared to $9.0 million in the prior quarter and $7.5 million a year earlier.

•
Net charge-offs were $8.0 million compared to $14.0 million in the fourth quarter and $16.8 million in the year-ago period. The ratio of net charge-offs to average loans on an annualized basis was 0.25 percent compared to 0.45 percent in the fourth quarter and 0.56 percent a year ago.

•
The allowance for loan losses represented 1.18 percent of total loans at March 31, 2014 compared to 1.20 percent at December 31, 2013 and 1.40 percent at March 31, 2013. The allowance for loan losses represented 106 percent of nonperforming loans at March 31, 2014 compared to 94 percent at December 31 and 84 percent a year ago, with the increase reflecting the reclassification of $17.6 million of residential and consumer loans as accruing in the quarter under regulatory guidance.

Non-interest income (compared to prior year)

•
Total non-interest income was $49.8 million compared to $48.3 million, an increase of $1.5 million; of this increase, $4.3 million was related to the sale of certain investment securities that Webster recorded impairment on in the prior quarter due to the Volcker Rule of the Dodd-Frank Act.

•
Excluding the securities gains and a nominal other than temporary impairment charge, a $2.6 million year-over-year decrease in core non-interest income reflects a decrease of $6.3 million in mortgage banking activities, which was offset by increases of $2.1 million in other income which included $1.4 million increase in client transactions, $1.1 million wealth and investment services, and $0.7 million in deposit service fees.

Non-interest expense (compared to prior year)

•
Total non-interest expense of $124.6 million compared to $125.5 million, a decrease of $0.9 million. Included in non-interest expense are $0.2 million of net one-time costs. These costs primarily consisted of branch and facility optimization and severance expenses. There were $1.6 million of net one-time costs in the year-ago quarter.

•	Foreclosed and repossessed asset expenses were $0.5 million compared to $0.2 million, while net gains on foreclosed and repossessed assets were flat compared to the prior year at $0.3 million.

Glenn MacInnes, chief financial officer, said, “Year-over-year positive operating leverage of 3.4 percent resulted in an improvement of 182 basis points in our efficiency ratio to 60.3 percent. We continue to be disciplined in our investments in order to enhance operating results.”

Income taxes

•
The Company recorded $21.1 million of income tax expense in the first quarter. The effective tax rate was 29.5 percent compared to 31.0 percent a year ago and reflects a $2.0 million net tax benefit specific to the quarter.

Investment securities

•
Total investment securities were $6.5 billion at March 31, 2014 and $6.4 billion a year ago. The carrying value of the available-for-sale portfolio included $8.8 million in net unrealized gains compared to $64.5 million a year ago, while the carrying value of the held-to-maturity portfolio does not reflect $30.2 million in net unrealized gains compared to $130.9 million a year ago.

Loans

•
Total loans were $13.0 billion at March 31, 2014 compared to $12.7 billion at December 31, 2013 and $12.0 billion at March 31, 2013. In the quarter, commercial and commercial real estate loans increased by $226.2 million and $85.3 million, respectively, while residential mortgage and consumer loans decreased by $4.9 million and $11.6 million, respectively.

•
Compared to a year ago, commercial, commercial real estate, and residential mortgage loans increased by $623.0 million, $352.7 million, and $69.5 million, respectively. Consumer loans decreased by $52.4 million.

•
Loan originations for portfolio in the first quarter were $880 million compared to $1,094 million in the fourth quarter and $690 million a year ago. In addition, $59 million of residential loans were originated for sale in the quarter compared to $95 million in the prior quarter and $229 million a year ago.

Asset quality

•
Past due loans were $48.0 million at quarter end compared to $52.9 million at December 31 and $40.0 million a year ago. Compared to December 31, past due consumer and commercial real estate loans decreased $3.9 million and $2.2 million, respectively. Past due commercial non-mortgage, residential mortgage loans, and equipment financing increased $3.8 million, $0.7 million, and $0.3 million, respectively. Loans past due 90 days and still accruing decreased $3.7 million. Compared to a year ago, all loan categories contributed to the increase except for equipment financing, which decreased $0.3 million.

•
Past due loans represented 0.37 percent of total loans at quarter end, 0.42 percent at December 31, and 0.33 percent a year ago. Past due loans for the continuing portfolio were $45.7 million at quarter end compared to $51.1 million at December 31 and $37.2 million a year ago. Past due loans for the liquidating portfolio were $2.3 million at March 31 compared to $1.8 million at December 31 and $2.8 million a year ago.

•
Total nonperforming loans decreased to $145.1 million, or 1.12 percent of total loans, at year end compared to $162.9 million, or 1.28 percent, at December 31, and $198.8 million, or 1.66 percent, a year ago. Included in nonperforming loans at quarter end were $26.8 million of residential and consumer loans classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012. This compares to $43.7 million of such loans at December 31 and $44.0 million a year ago. The decrease reflects the reclassification of $17.6 million of residential and consumer loans as accruing in the quarter under regulatory guidance. Total paying nonperforming loans at March 31 were $35.7 million compared to $48.8 million at December 31 and $55.3 million a year ago.

Deposits and borrowings

•
Total deposits were $15.0 billion at quarter end compared to $14.9 billion at December 31 and $14.6 billion a year ago. Compared to December 31, increases of $210.3 million in interest-bearing checking, $77.6 million in brokered certificates of deposit, and $56.2 million in savings, were offset by declines of $99.5 million in demand, $34.6 million in money market deposits, and $24.5 million in certificates of deposit. Compared to a year ago, increases of $391.4 million in interest-bearing checking, $179.3 million in demand deposits, $81.3 million in brokered certificates of deposit, and $34.8 million in savings were offset by declines of $237.9 million in certificates of deposit and $32.7 million in money market deposits.

•
Core to total deposits were 84.8 percent compared to 85.0 percent at December 31 and 83.3 percent a year ago. Loans to deposits were 86.4 percent compared to 85.5 percent at December 31 and 82.1 percent a year ago.

•	Total borrowings were $3.7 billion at quarter end compared to $3.6 billion at December 31 and $3.2 billion a year ago.

Capital (compared to prior year)

•
The tangible equity and tangible common equity ratios were 8.26 percent and 7.53 percent, respectively, at quarter end compared to 8.12 percent and 7.35 percent, respectively. The Tier 1 common equity to risk-weighted assets ratio was 11.46 percent at quarter end compared to 11.06 percent.

•	Book value and tangible book value per common share were $23.13 and $17.21, respectively, at quarter end compared to $21.90 and $15.93, respectively.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $21 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking centers, 310 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s 2014 first quarter earnings announcement will be held today, Thursday, April 17, 2014 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$50,423	$43,754	$47,305	$46,373	$42,117
Net income available to common shareholders	47,784	41,115	44,666	43,734	39,231
Net income per diluted common share	0.53	0.45	0.49	0.48	0.44
Return on average assets	0.96%	0.85%	0.93%	0.92%	0.84%
Return on average tangible common shareholders' equity	12.51	11.14	12.43	12.26	11.28
Return on average common shareholders’ equity	9.16	8.06	8.93	8.78	8.01
Non-interest income as a percentage of total revenue	24.29	22.34	23.57	26.22	24.88
Efficiency ratio	60.34	59.30	60.07	59.98	62.16

Asset quality:
Allowance for loan losses	$153,600	$152,573	$157,545	$163,442	$167,840
Nonperforming assets	152,900	171,607	185,566	190,539	203,355
Allowance for loan losses / total loans	1.18%	1.20%	1.26%	1.33%	1.40%
Net charge-offs / average loans (annualized)	0.25	0.45	0.47	0.43	0.56
Nonperforming loans / total loans	1.12	1.28	1.42	1.52	1.66
Nonperforming assets / total loans plus OREO	1.18	1.35	1.49	1.56	1.69
Allowance for loan losses / nonperforming loans	105.84	93.65	88.73	87.55	84.42

Other ratios (annualized):
Tangible equity ratio	8.26%	8.24%	8.13%	8.03%	8.12%
Tangible common equity ratio	7.53	7.49	7.37	7.27	7.35
Tier 1 risk-based capital ratio (a)	13.07	13.07	13.05	12.93	12.75
Total risk-based capital (a)	14.20	14.21	14.25	14.19	14.01
Tier 1 common equity / risk-weighted assets (a)	11.46	11.43	11.38	11.24	11.06
Shareholders’ equity / total assets	10.58	10.59	10.52	10.47	10.58
Net interest margin	3.26	3.27	3.23	3.23	3.23

Share and equity related:
Common equity	$2,087,980	$2,057,539	$2,016,010	$1,975,826	$1,976,482
Book value per common share	23.13	22.77	22.34	21.88	21.90
Tangible book value per common share	17.21	16.85	16.40	15.93	15.93
Common stock closing price	31.06	31.18	25.53	25.68	24.26
Dividends declared per common share	0.15	0.15	0.15	0.15	0.10

Common shares issued and outstanding	90,269	90,367	90,245	90,289	90,237
Basic shares (weighted average)	89,880	89,887	89,759	89,645	85,501
Diluted shares (weighted average)	90,658	90,602	90,423	90,087	89,662

(a)	The ratios presented are projected for March 31, 2014 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2014	December 31, 2013	March 31, 2013
Assets:
Cash and due from banks	$251,886	$223,616	$118,657
Interest-bearing deposits	29,893	23,674	51,352
Investment securities:
Available for sale, at fair value	3,008,856	3,106,931	3,318,238
Held to maturity	3,448,195	3,358,721	3,111,169
Total securities	6,457,051	6,465,652	6,429,407
Loans held for sale	14,631	20,802	96,706
Loans:
Commercial	3,969,508	3,743,301	3,346,483
Commercial real estate	3,143,612	3,058,362	2,790,954
Residential mortgages	3,356,539	3,361,425	3,287,072
Consumer	2,525,083	2,536,688	2,577,523
Total loans	12,994,742	12,699,776	12,002,032
Allowance for loan losses	(153,600)	(152,573)	(167,840)
Loans, net	12,841,142	12,547,203	11,834,192
Prepaid FDIC premiums	—	—	16,644
Federal Home Loan Bank and Federal Reserve Bank stock	166,133	158,878	158,878
Premises and equipment, net	121,473	121,605	127,609
Goodwill and other intangible assets, net	534,070	535,238	538,915
Cash surrender value of life insurance policies	433,793	430,535	420,562
Deferred tax asset, net	55,316	65,109	55,656
Accrued interest receivable and other assets	270,357	260,687	261,960
Total Assets	$21,175,745	$20,852,999	$20,110,538

Liabilities and Equity:
Deposits:
Demand	$3,028,625	$3,128,152	$2,849,355
Interest-bearing checking	3,677,917	3,467,601	3,286,540
Money market	2,133,036	2,167,593	2,165,744
Savings	3,920,171	3,863,930	3,885,394
Certificates of deposit	2,054,541	2,079,027	2,292,441
Brokered certificates of deposit	225,699	148,117	144,408
Total deposits	15,039,989	14,854,420	14,623,882
Securities sold under agreements to repurchase and other borrowings	1,147,882	1,331,662	1,033,767
Federal Home Loan Bank advances	2,203,606	2,052,421	1,902,563
Long-term debt	376,412	228,365	230,709
Accrued expenses and other liabilities	168,227	176,943	191,486
Total liabilities	18,936,116	18,643,811	17,982,407

Preferred stock	151,649	151,649	151,649
Common shareholders' equity	2,087,980	2,057,539	1,976,482
Webster Financial Corporation shareholders’ equity	2,239,629	2,209,188	2,128,131
Total Liabilities and Equity	$21,175,745	$20,852,999	$20,110,538

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2014	2013
Interest income:
Interest and fees on loans and leases	$124,010	$120,692
Interest and dividends on securities	53,592	48,754
Loans held for sale	177	637
Total interest income	177,779	170,083
Interest expense:
Deposits	10,644	12,850
Borrowings	11,834	11,437
Total interest expense	22,478	24,287
Net interest income	155,301	145,796
Provision for loan losses	9,000	7,500
Net interest income after provision for loan losses	146,301	138,296
Non-interest income:
Deposit service fees	24,712	23,994
Loan related fees	4,482	4,585
Wealth and investment services	8,838	7,766
Mortgage banking activities	753	7,031
Increase in cash surrender value of life insurance policies	3,258	3,384
Net gain on investment securities	4,336	106
Other income	3,537	1,412
	49,916	48,278
Loss on write-down of investment securities to fair value	(88)	—
Total non-interest income	49,828	48,278
Non-interest expense:
Compensation and benefits	66,371	66,050
Occupancy	12,759	12,879
Technology and equipment expense	15,010	15,353
Marketing	3,180	4,811
Professional and outside services	2,702	2,150
Intangible assets amortization	1,168	1,242
Foreclosed and repossessed asset expenses	458	175
Foreclosed and repossessed asset gains	(260)	(284)
Loan workout expenses	1,052	1,974
Deposit insurance	5,311	5,174
Other expenses	16,654	14,375
	124,405	123,899
Debt prepayment penalties	—	43
Severance, contract, and other	22	1,494
Branch and facility optimization	190	99
Total non-interest expense	124,617	125,535
Income before income taxes	71,512	61,039
Income tax expense	21,089	18,922
Net income attributable to Webster Financial Corp.	50,423	42,117
Preferred stock dividends	(2,639)	(2,886)
Net income available to common shareholders	$47,784	$39,231

Diluted shares (average)	90,658	89,662

Net income per common share available to common shareholders:
Basic	$0.53	$0.46
Diluted	0.53	0.44

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Interest income:
Interest and fees on loans and leases	$124,010	$124,110	$123,257	$121,313	$120,692
Interest and dividends on securities	53,592	51,294	47,923	48,229	48,754
Loans held for sale	177	307	573	551	637
Total interest income	177,779	175,711	171,753	170,093	170,083
Interest expense:
Deposits	10,644	10,800	10,908	12,024	12,850
Borrowings	11,834	11,027	10,858	11,008	11,437
Total interest expense	22,478	21,827	21,766	23,032	24,287
Net interest income	155,301	153,884	149,987	147,061	145,796
Provision for loan losses	9,000	9,000	8,500	8,500	7,500
Net interest income after provision for loan losses	146,301	144,884	141,487	138,561	138,296
Non-interest income:
Deposit service fees	24,712	25,182	25,170	24,622	23,994
Loan related fees	4,482	5,930	5,840	5,505	4,585
Wealth and investment services	8,838	9,990	8,095	8,920	7,766
Mortgage banking activities	753	2,775	665	5,888	7,031
Increase in cash surrender value of life insurance policies	3,258	3,422	3,516	3,448	3,384
Net gain on investment securities	4,336	4	269	333	106
Other income	3,537	4,238	2,702	3,535	1,412
	49,916	51,541	46,257	52,251	48,278
Loss on write-down of investment securities to fair value	(88)	(7,277)	—	—	—
Total non-interest income	49,828	44,264	46,257	52,251	48,278
Non-interest expense:
Compensation and benefits	66,371	68,155	64,862	65,768	66,050
Occupancy	12,759	12,084	11,994	11,837	12,879
Technology and equipment expense	15,010	14,583	14,895	15,495	15,353
Marketing	3,180	3,225	3,649	3,817	4,811
Professional and outside services	2,702	3,601	2,254	1,527	2,150
Intangible assets amortization	1,168	1,193	1,242	1,242	1,242
Foreclosed and repossessed asset expenses	458	400	432	331	175
Foreclosed and repossessed asset gains	(260)	(229)	(532)	(250)	(284)
Loan workout expenses	1,052	1,370	1,296	1,576	1,974
Deposit insurance	5,311	5,116	5,300	5,524	5,174
Other expenses	16,654	15,547	15,407	15,800	14,375
	124,405	125,045	120,799	122,667	123,899
Debt prepayment penalties	—	—	—	—	43
Severance, contract, and other	22	389	1,482	919	1,494
Branch and facility optimization	190	1,205	—	18	99
Total non-interest expense	124,617	126,639	122,281	123,604	125,535
Income before income taxes	71,512	62,509	65,463	67,208	61,039
Income tax expense	21,089	18,755	18,158	20,835	18,922
Net income attributable to Webster Financial Corp.	50,423	43,754	47,305	46,373	42,117
Preferred stock dividends	(2,639)	(2,639)	(2,639)	(2,639)	(2,886)
Net income available to common shareholders	$47,784	$41,115	$44,666	$43,734	$39,231

Diluted shares (average)	90,658	90,602	90,423	90,087	89,662

Net income per common share available to common shareholders:
Basic	$0.53	$0.46	$0.50	$0.49	$0.46
Diluted	0.53	0.45	0.49	0.48	0.44

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
	Three Months Ended March 31,
		2014			2013
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,853,349	$124,512	3.88%	$12,024,588	$121,061	4.04%
Investment securities (a)	6,420,976	54,925	3.43	6,194,885	51,015	3.33
Federal Home Loan and Federal Reserve Bank stock	158,959	1,167	2.98	156,261	847	2.20
Interest-bearing deposits	15,949	11	0.27	82,215	46	0.22
Loans held for sale	18,128	177	3.92	89,334	637	2.85
Total interest-earning assets	19,467,361	$180,792	3.72%	18,547,283	$173,606	3.76%
Non-interest-earning assets	1,511,631			1,504,196
Total assets	$20,978,992			$20,051,479

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$3,096,991	$—	—%	$2,836,051	$—	—%
Savings, interest checking, and money market	9,844,931	4,519	0.19	9,318,300	4,622	0.20
Certificates of deposit	2,250,283	6,125	1.10	2,500,450	8,228	1.33
Total deposits	15,192,205	10,644	0.28	14,654,801	12,850	0.36

Securities sold under agreements to repurchase and other borrowings	1,351,444	5,205	1.54	1,091,437	5,055	1.85
Federal Home Loan Bank advances	1,721,669	3,847	0.89	1,747,858	4,539	1.04
Long-term debt	308,985	2,782	3.60	247,077	1,843	2.98
Total borrowings	3,382,098	11,834	1.40	3,086,372	11,437	1.48
Total interest-bearing liabilities	18,574,303	$22,478	0.49%	17,741,173	$24,287	0.55%
Non-interest-bearing liabilities	165,861			199,369
Total liabilities	18,740,164			17,940,542

Preferred stock	151,649			151,649
Common shareholders' equity	2,087,179			1,959,288
Webster Financial Corp. shareholders' equity	2,238,828			2,110,937
Total liabilities and equity	$20,978,992			$20,051,479
Tax-equivalent net interest income		158,314			149,319
Less: tax-equivalent adjustment		(3,013)			(3,523)
Net interest income		$155,301			$145,796
Net interest margin			3.26%			3.23%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,926,223	$2,723,566	$2,573,293	$2,515,288	$2,397,774
Equipment financing	457,670	460,450	425,827	400,658	404,597
Asset-based lending	585,615	559,285	612,106	591,981	544,112
Commercial real estate	3,143,612	3,058,362	2,983,863	2,866,814	2,790,954
Residential mortgages	3,356,538	3,361,424	3,350,576	3,313,832	3,287,071
Consumer	2,422,377	2,431,786	2,423,829	2,445,792	2,461,595
Total continuing portfolio	12,892,035	12,594,873	12,369,494	12,134,365	11,886,103
Allowance for loan losses	(141,352)	(137,821)	(139,734)	(142,402)	(146,020)
Total continuing portfolio, net	12,750,683	12,457,052	12,229,760	11,991,963	11,740,083
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	102,706	104,902	108,470	111,927	115,928
Total liquidating portfolio	102,707	104,903	108,471	111,928	115,929
Allowance for loan losses	(12,248)	(14,752)	(17,811)	(21,040)	(21,820)
Total liquidating portfolio, net	90,459	90,151	90,660	90,888	94,109
Total Loan Balances (actuals)	12,994,742	12,699,776	12,477,965	12,246,293	12,002,032
Allowance for loan losses	(153,600)	(152,573)	(157,545)	(163,442)	(167,840)
Loans, net	$12,841,142	$12,547,203	$12,320,420	$12,082,851	$11,834,192

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,853,516	$2,625,654	$2,517,496	$2,422,156	$2,422,372
Equipment financing	456,391	436,328	413,975	398,084	407,849
Asset-based lending	562,443	587,039	599,387	566,623	528,797
Commercial real estate	3,080,575	3,003,837	2,885,767	2,811,583	2,771,608
Residential mortgages	3,364,746	3,359,186	3,342,516	3,295,192	3,286,946
Consumer	2,431,900	2,429,354	2,433,705	2,454,041	2,488,154
Total continuing portfolio	12,749,571	12,441,398	12,192,846	11,947,679	11,905,726
Allowance for loan losses	(143,676)	(141,460)	(145,849)	(148,037)	(153,710)
Total continuing portfolio, net	12,605,895	12,299,938	12,046,997	11,799,642	11,752,016
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	103,777	106,794	109,620	113,871	118,861
Total liquidating portfolio	103,778	106,795	109,621	113,872	118,862
Allowance for loan losses	(12,248)	(14,752)	(17,811)	(21,040)	(21,820)
Total liquidating portfolio, net	91,530	92,043	91,810	92,832	97,042
Total Loan Balances (average)	12,853,349	12,548,193	12,302,467	12,061,551	12,024,588
Allowance for loan losses	(155,924)	(156,212)	(163,660)	(169,077)	(175,530)
Loans, net	$12,697,425	$12,391,981	$12,138,807	$11,892,474	$11,849,058

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2014(a)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$12,869	$10,933	$17,471	$17,285	$16,328
Equipment financing	1,325	1,141	1,669	1,852	2,801
Asset-based lending	—	—	—	—	—
Commercial real estate	20,009	17,663	20,215	21,035	29,277
Residential mortgages	66,373	81,370	86,099	94,208	94,711
Consumer	38,670	45,573	45,587	44,717	48,370
Nonperforming loans - continuing portfolio	139,246	156,680	171,041	179,097	191,487
Liquidating Portfolio:
Consumer	5,875	6,245	6,517	7,594	7,323
Total nonperforming loans	$145,121	$162,925	$177,558	$186,691	$198,810

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$3,466	$3,618	$3,728	$404	$404
Repossessed equipment	123	134	193	505	995
Residential	3,721	4,648	3,601	2,485	2,629
Consumer	469	282	486	454	517
Total continuing portfolio	7,779	8,682	8,008	3,848	4,545
Liquidating Portfolio:
Total liquidating portfolio	—	—	—	—	—
Total other real estate owned and repossessed assets	$7,779	$8,682	$8,008	$3,848	$4,545
Total nonperforming assets	$152,900	$171,607	$185,566	$190,539	$203,355

(a)	The decreases reflect the reclassification of $17.6 million of residential and consumer loans as accruing in the quarter under regulatory guidance.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Past due 30-89 days:
Continuing Portfolio:
Commercial non-mortgage	$7,913	$4,100	$2,982	$10,891	$3,788
Equipment financing	698	362	455	783	1,000
Asset-based lending	—	—	—	—	—
Commercial real estate	2,680	4,897	547	2,722	1,328
Residential mortgages	18,966	18,285	20,803	16,056	16,571
Consumer	14,552	18,926	15,966	15,976	14,538
Past due 30-89 days - continuing portfolio	44,809	46,570	40,753	46,428	37,225
Liquidating Portfolio:
Consumer	2,325	1,806	2,726	1,902	2,794
Total past due 30-89 days	47,134	48,376	43,479	48,330	40,019
Loans past due 90 days or more and accruing	850	4,501	4,811	1,498	—
Total past due loans	$47,984	$52,877	$48,290	$49,828	$40,019

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Beginning balance	$152,573	$157,545	$163,442	$167,840	$177,129
Provision	9,000	9,000	8,500	8,500	7,500
Charge-offs continuing portfolio:
Commercial non-mortgage	3,148	5,383	3,245	6,156	4,339
Equipment financing	—	178	10	4	87
Asset-based lending	—	3	—	—	—
Commercial real estate	2,405	5,086	4,069	2,510	3,760
Residential mortgages	1,158	2,744	3,800	2,112	2,936
Consumer	4,517	4,402	4,525	5,374	7,358
Charge-offs continuing portfolio	11,228	17,796	15,649	16,156	18,480
Charge-offs liquidating portfolio:
NCLC	—	—	—	—	—
Consumer	369	1,070	1,302	1,957	3,049
Charge-offs liquidating portfolio	369	1,070	1,302	1,957	3,049
Total charge-offs	11,597	18,866	16,951	18,113	21,529
Recoveries continuing portfolio:
Commercial non-mortgage	949	2,029	424	998	901
Equipment financing	800	630	683	904	828
Asset-based lending	23	11	2	60	698
Commercial real estate	479	750	105	552	241
Residential mortgages	108	445	141	435	205
Consumer	865	769	1,002	1,571	1,437
Recoveries continuing portfolio	3,224	4,634	2,357	4,520	4,310
Recoveries liquidating portfolio:
NCLC	152	115	11	5	45
Consumer	248	145	186	690	385
Recoveries liquidating portfolio	400	260	197	695	430
Total recoveries	3,624	4,894	2,554	5,215	4,740
Total net charge-offs	7,973	13,972	14,397	12,898	16,789
Ending balance	$153,600	$152,573	$157,545	$163,442	$167,840

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measure

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$47,784	$41,115	$44,666	$43,734	$39,231
Amortization of intangibles (tax-affected @ 35%)	759	775	807	807	807
Quarterly net income adjusted for amortization of intangibles	48,543	41,890	45,473	44,541	40,038
Annualized net income used in the return on average tangible common shareholders' equity ratio	$194,172	$167,560	$181,982	$178,164	$160,152

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$2,087,179	$2,040,435	$2,000,018	$1,991,600	$1,959,288
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(4,754)	(5,922)	(7,151)	(8,391)	(9,635)
Average tangible common shareholders’ equity	$1,552,538	$1,504,626	$1,462,980	$1,453,322	$1,419,766

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,239,629	$2,209,188	$2,167,659	$2,127,475	$2,128,131
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(4,183)	(5,351)	(6,544)	(7,786)	(9,028)
Tangible shareholders’ equity	$1,705,559	$1,673,950	$1,631,228	$1,589,802	$1,589,216

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,239,629	$2,209,188	$2,167,659	$2,127,475	$2,128,131
Preferred stock	(151,649)	(151,649)	(151,649)	(151,649)	(151,649)
Common shareholders' equity	2,087,980	2,057,539	2,016,010	1,975,826	1,976,482
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(4,183)	(5,351)	(6,544)	(7,786)	(9,028)
Tangible common shareholders’ equity	$1,553,910	$1,522,301	$1,479,579	$1,438,153	$1,437,567

Reconciliation of period-end assets to period-end tangible assets
Assets	$21,175,745	$20,852,999	$20,609,554	$20,329,238	$20,110,538
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(4,183)	(5,351)	(6,544)	(7,786)	(9,028)
Tangible assets	$20,641,675	$20,317,761	$20,073,123	$19,791,565	$19,571,623

Book value per common share
Common shareholders’ equity	$2,087,980	$2,057,539	$2,016,010	$1,975,826	$1,976,482
Ending common shares issued and outstanding (in thousands)	90,269	90,367	90,245	90,289	90,237
Book value per share of common stock	$23.13	$22.77	$22.34	$21.88	$21.90

Tangible book value per common share
Tangible common shareholders’ equity	$1,553,910	$1,522,301	$1,479,579	$1,438,153	$1,437,567
Ending common shares issued and outstanding (in thousands)	90,269	90,367	90,245	90,289	90,237
Tangible book value per common share	$17.21	$16.85	$16.40	$15.93	$15.93

Reconciliation of non-interest expense to non-interest expense used in the efficiency ratio
Non-interest expense	$124,617	$126,639	$122,281	$123,604	$125,535
Foreclosed property expense	(458)	(400)	(432)	(331)	(175)
Intangible assets amortization	(1,168)	(1,193)	(1,242)	(1,242)	(1,242)
Other expense	48	(1,365)	(950)	(687)	(1,352)
Non-interest expense used in the efficiency ratio	$123,039	$123,681	$119,657	$121,344	$122,766

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$155,301	$153,884	$149,987	$147,061	$145,796
Fully taxable-equivalent adjustment	3,013	3,150	3,211	3,337	3,523
Non-interest income	49,828	44,264	46,257	52,251	48,278
Net gain on investment securities	(4,336)	(4)	(269)	(333)	(106)
Other	88	7,277	—	—	—
Income used in the efficiency ratio	$203,894	$208,571	$199,186	$202,316	$197,491